UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Executive Parkway, P.O. Box 2520 Hudson, OH	44236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2024, the People and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Diebold Nixdorf, Incorporated (the “Company”) and the Board approved and authorized the granting of certain options (“Options”) to purchase Company common stock, $0.01 par value per share (“Common Stock”), and restricted stock units representing the contingent right to receive Common Stock (“RSUs”), to certain executive officers of the Company under the Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan, as amended. The Board and the Compensation Committee approved January 19, 2024 as the grant date for the Options and RSUs (“Grant Date”).

The following RSUs and Options were granted to the Company’s executive officers (including the Company’s named executive officers): Octavio Marquez, the Company’s President and Chief Executive Officer - 250,443 Options and 50,088 RSUs; James Barna, the Company’s Executive Vice President and Chief Financial Officer - 40,696 Options and 8,139 RSUs; Ilhami Cantadurucu, the Company’s Executive Vice President, Global Retail - 40,696 Options and 8,139 RSUs; Jonathan Myers, the Company’s Executive Vice President, Global Banking - 62,610 Options and 12,522 RSUs; Elizabeth Christine Radigan, the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary - 40,696 Options and 8,139 RSUs; and Frank Baur, the Company’s Executive Vice President, Operational Excellence - 40,696 Options and 8,139 RSUs.

The Options have an exercise price of $30.90, the closing price of the Common Stock on the Grant Date. In general, the Options will become exercisable on the fourth anniversary of the Grant Date (the “Vesting Date”), subject generally to the awardee’s continued employment with the Company through the Vesting Date (other than in certain limited cases, including death, disability and certain involuntary terminations of employment, as further described in the applicable award agreement), in tranches of 40%, 30% and 30% of the total award, each based upon the Common Stock achieving certain 20-day trading average price hurdles of $65.00, $85.00 and $95.00, respectively, by the Vesting Date. Tranches that are not “earned” (i.e., the applicable price hurdles are not achieved) by the Vesting Date (or, if earlier, the date of termination of the awardee’s employment) are generally forfeited on the Vesting Date (or, if earlier, on the date of such termination of employment). The Options are also subject to certain alternative vesting treatments in connection with a change in control of the Company, as further described in the applicable award agreement. The Options (or exercised shares) may be forfeited if the awardee engages in certain detrimental activity during a specified time period, as described in the applicable award agreement. The Options have a 10-year term from the Grant Date.

In general, the RSUs vest ratably in equal annual installments over four years from the Grant Date, subject generally to the awardee’s continued employment with the Company through each applicable vesting date (other than in certain limited cases, including death, disability, and certain involuntary terminations of employment in connection with a change in control of the Company, as further described in the applicable award agreement). Dividend equivalents may accrue on the RSUs but are paid only when the associated RSUs vest and are settled. The RSUs (or settled shares) may be forfeited if the awardee engages in certain detrimental activity during a specified time period, as described in the applicable award agreement. The RSUs are also subject to certain alternative vesting treatments (including upon death, disability, certain non-volitional terminations of employment and certain events in connection with a change in control of the Company), as further described in the applicable award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: January 24, 2024	By:	/s/ Elizabeth C. Radigan
Elizabeth C. Radigan
Executive Vice President, Chief Legal Officer and Corporate Secretary